Exhibit 10.1

R-NAV, LLC

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

This Series A Preferred Unit Purchase Agreement (this “Agreement”) is made and entered into as of July 15, 2014, by and among R-NAV, LLC, a Delaware limited liability company (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule attached hereto as Exhibit A (the “Schedule of Purchasers”) (collectively, the “Purchasers” and each, without distinction, a “Purchaser”).

Recitals

The Company desires to sell, and the Purchasers desire to purchase, the number of Series A Preferred Units of the Company provided for in this Agreement (the “Series A Preferred Units”) on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the foregoing and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            AGREEMENT TO SELL AND PURCHASE

1.1            Authorization of Series A Preferred Units.

On or before the Closing (as defined herein), the Company shall adopt the Amended and Restated Limited Liability Company Agreement in the form attached hereto as Exhibit B (the “Restated LLC Agreement”) which restates and amends that certain Limited Liability Agreement entered into by the Company and its initial members on July 14, 2014 (the “Current LLC Agreement”). Pursuant to the Restated LLC Agreement, on or before the date of the Closing, the Company shall have authorized the sale and issuance of up to 5,500,000 Series A Preferred Units and the Common Units (as defined herein) into which such Series A Preferred Units are convertible (the “Conversion Units”; together with the Series A Preferred Units, and the balance of the Common Units that are not Conversion Units, the “Units”) to the Purchasers.

1.2            Sale and Purchase.

The Company hereby agrees to issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions hereof, at the Closings (as defined herein), the Purchasers, severally and not jointly, agree to purchase from the Company, the number of Series A Preferred Units set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $1.00 per unit (“Per Unit Purchase Price”).

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2.            CLOSING, DELIVERY AND PAYMENT

2.1            Closing.

The closing of the purchase, sale and issuance of the Series A Preferred Units shall occur at a closing (the “Closing”), remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Purchasers purchasing the Series A Preferred Units at the Closing shall agree upon, orally or in writing.

2.2            Payment of Purchase Price; Repurchase Right on Default.

            (a)            At the Closing, each Purchaser shall pay the purchase price for the Series A Preferred Units being acquired by such Purchaser by wire transfer of immediately available funds in accordance with wiring instructions provided by the Company; provided, that: (i) $666,666 of the purchase price payable by Navidea Biopharmaceuticals Inc. (“Navidea”) shall be satisfied by deliver to the Company at the Closing of an executed promissory note in form agreed by the Company and Navidea (the “Navidea Note”) under which Navidea will be obligated to pay $333,333 in cash to the Company on each of the first and second annual anniversaries of the date of the Closing; and (ii) $500,000 of the purchase price payable by Navidea shall be satisfied by delivery to the Company at the Closing of the executed Navidea Services Agreement (as defined below). By executing this Agreement, the Company and each Purchaser hereby agree and acknowledge that (x) delivery of the Navidea Note and Navidea Services Agreement shall be deemed payment for 1,166,666 of the Series A Preferred Units being purchased by Navidea at the Closing, and (y) a “Capital Contribution” of $666,666 under the Restated LLC Agreement shall be deemed made by Navidea by delivery of the Navidea Note, and (z) a “Capital Contribution” of $500,000 under the Restated LLC Agreement shall be deemed made by Navidea by delivery of the Navidea Services Agreement.

            (b)            In the event that Navidea defaults under either the Navidea Note or the Navidea Services Agreement, the Company shall have all rights and remedies available at law or in equity with respect to such default. Without limiting the foregoing, the Company shall also have the right to cause the forfeiture by Navidea of: (i) up to 666,666 Series A Preferred Units issued to Navidea hereunder with respect to a breach of the Navidea Note, all as more specifically set forth in the terms of such Navidea Note; and (ii) up to 500,000 Series A Preferred Units issued to Navidea hereunder with respect to a breach of the Navidea Services Agreement, all as more specifically set forth in the terms of such Navidea Services Agreement.

2.3            Delivery; Closing Delivery Documents.

            (a)            At the Closing, subject to the terms and conditions hereof, the Company will issue and deliver to each Purchaser a certificate registered in such Purchaser’s name evidencing the Series A Preferred Units to be purchased at the Closing by such Purchaser, against payment of the aggregate Per Unit Purchase Price therefor as provided in Section 2.2 above. Concurrently with the execution and delivery of this Agreement, each Purchaser shall execute and deliver a counterpart signature page to the Restated LLC Agreement.

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            (b)            In addition to the other documents to be delivered at Closing, and other actions to be taken at Closing, the parties acknowledge and agree that at the Closing the parties shall take the following actions and deliver the following documents (collectively, the “Closing Delivery Documents”):

(i)            Navidea shall execute and deliver to the Company the following agreements, in the form previously agreed by Navidea and the Company and dated as of the date of this Agreement: (A) that certain Master Services Agreement (the “Navidea Services Agreement”); (B) (i) that certain License Agreement between Navidea and SnRA Theragnostics, Inc., a subsidiary of the Company (“SnRA”) and (ii) that certain License Agreement between Navidea and TcRA Imaging, Inc., a subsidiary of the Company (“TcRA”) ((i) and (ii) collectively, the “Navidea Licenses”); (C) that certain Option to Acquire TcRA (the “TcRA Option”); and (D) that certain Option to Acquire SnRA (the “SnRA Option” and, together with the TcRA Option, the “Option Agreements” and with the foregoing agreements, collectively, the “Navidea Agreements”);

(ii)            The Company shall execute and deliver to Navidea the Navidea Agreements;

(iii)            The Company shall deliver to counsel for the Purchasers a copy of each of the following fully executed agreements with Rheumco LLC (“Rheumco”), each in form previously disclosed to such counsel and dated as of the date of this Agreement: (A) (i) that certain License Agreement between Rheumco and SnRA, (ii) that certain License Agreement between Rheumco and Canine Osteoarthritis Theragnostics, Inc., a subsidiary of the Company, (iii) that certain License Agreement between Rheumco and Pediatric Hemophilic Arthropathy, Inc., a subsidiary of the Company ((i) through (iii) collectively, the “Rheumco Licenses”); and (B) that certain Master Services Agreement (the “Rheumco Services Agreement” and with the foregoing agreements, collectively the “Rheumco Agreements”);

(iv)             The Company shall execute and deliver the Restated LLC Agreement, the Voting Agreement (as defined below) and the Co-Sale Agreement (as defined below) to the Purchasers (including signatures for each obtained from Rheumco);

(v)            Each Purchaser shall execute and deliver the Restated LLC Agreement, the Voting Agreement and the Co-Sale Agreement to the Company;

(vi)             The Company shall deliver to counsel for each Purchaser an executed Indemnification Agreement (as defined below) for each initial member of the Board designated by such Purchaser; and

(vii)            The Company shall deliver to counsel for the Purchasers a copy of each of the fully executed Warrants (as defined below), each in form previously disclosed to such counsel and dated as of the date of this Agreement.

2.4            Use of Proceeds.

The Company shall use the proceeds from the sale of the Series A Preferred Units for working capital and general limited liability company purposes, including payment of an existing promissory note as disclosed in greater detail on Section 2.4 of the Schedule of Exceptions (the “Rheumco Note”).

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3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers prior to the Closing and attached hereto as Exhibit C (the “Schedule of Exceptions”), the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below. The section numbers in the Schedule of Exceptions correspond to the subsection numbers in this Section 3. For purposes of this Section 3, a reference to the Company’s “Knowledge” means the actual knowledge of Gilbert Gonzales.

3.1            Organization, Good Standing and Qualification.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Restated LLC Agreement, the Voting Agreement in the form attached hereto as Exhibit D (the “Voting Agreement”), the Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E (the “Co-Sale Agreement”) and the Indemnification Agreement in the form attached hereto as Exhibit F (the “Indemnification Agreement”) (collectively, the “Transaction Agreements”), to issue and sell the Series A Preferred Units and the Conversion Units, to carry out the provisions of this Agreement, the Transaction Agreements and the Restated LLC Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, liabilities, financial condition, prospects or operations of the Company (a “Material Adverse Effect”).

3.2            Subsidiaries.

The Company has the Subsidiaries disclosed on Section 3.2 of the Schedule of Exceptions, each of which was formed within 10 days of the Closing. No such Subsidiary has ever conducted any material business, but each has entered into the agreements disclosed with respect to it on Section 3.2 of the Schedule of Exceptions. The Company does not have any other ownership in or control over any other corporation, limited liability company, partnership, joint venture or other entity of any kind. The term “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or other persons performing similar functions are owned directly or indirectly by the Company.

3.3            Capitalization; Voting Rights.

(a)            The authorized capital of the Company, immediately prior to the Closing consists of (i) 16,830,000 Common Units, 9,333,000 of which are issued and outstanding (the “Common Units”), and (ii) 5,665,000 Series A Preferred Units, none of which are issued and outstanding. Section 3.3(a) of the Schedule of Exceptions sets forth a complete list of the outstanding Units in the Company, including the name of each holder, and the type and number of Units held by such holder.

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(b)            Immediately prior to the Closing: (i) no Common Units have been issued pursuant to the exercise of Options (hereinafter defined), (ii) no Options to purchase Common Units have been granted and are currently outstanding, and (iii) 1,667,000 Common Units remain available for future issuance to officers, managers, employees and consultants of the Company. “Options” shall mean outstanding rights, options, or warrants to subscribe for, purchased or otherwise acquire Common Units or convertible securities. The Company has a right of first refusal over transfers of all outstanding Common Units. Effective as of Closing, the Company will issue warrants to purchase 165,000 Common Units and 165,000 Series A Preferred Units, each with an initial exercise price of $1.00 per Unit (the “Warrants”). Such Warrants are held by the Person disclosed on Section 3.3(b) of the Schedule of Exceptions.

(c)            Other than (i) the Warrants and the Units reserved for issuance set forth in Section 3.3(b) and the issuance of the Series A Preferred Units, and (ii) as otherwise disclosed on Section 3.3(c) of the Schedule of Exceptions, (A) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (B) there is no commitment by the Company to issue Units, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Restated LLC Agreement or as set forth in Section 3.3(c) of the Schedule of Exceptions, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided for in the Restated LLC Agreement, the Transaction Agreements or disclosed in Section 3.3(c) of the Schedule of Exceptions, there are no voting trusts or agreements, equity holders' agreements, registration rights agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company to which the Company is a party or, to the best of the Company’s Knowledge, to which any other Person (as defined herein) is a party.

(d)            All issued and outstanding Common Units (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(e)            The rights, preferences, privileges and restrictions of the Units are as stated in the Restated LLC Agreement and such rights, preferences, privileges and restrictions are valid, binding and enforceable and are in accordance with all applicable laws.

3.4            Authorization; Binding Obligations.

(a)            All limited liability company action on the part of the Company, its officers, managers and members necessary for the authorization, execution and delivery of this Agreement, the Restated LLC Agreement, and the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing, the authorization, sale, issuance and delivery of the Series A Preferred Units pursuant hereto and the issuance and delivery of the Conversion Units upon conversion of the Series A Preferred Units, has been taken prior to or at the Closing.

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(b)            This Agreement, the Restated LLC Agreement, and the Transaction Agreements, when executed and delivered by the Company, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions in the Indemnification Agreement may be limited by applicable laws.

3.5            Valid Issuance of Series A Preferred Units.

The Series A Preferred Units for the Closing have been duly authorized and when issued in accordance with this Agreement will be validly issued, fully paid and non-assessable Series A Preferred Units, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company; provided, however, that the Series A Preferred Units may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein or in the Restated LLC Agreement or the Transaction Agreements or as otherwise required by such laws at the time a transfer is proposed. The Conversion Units have been duly reserved for issuance. The Conversion Units, when so issued and delivered upon conversion of the Series A Preferred Units, will be duly authorized, validly issued, fully paid and non-assessable Common Units, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company; provided, however, that the Common Units may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein or in the Restated LLC Agreement or the Transaction Agreements or as otherwise required by such laws at the time a transfer is proposed. Neither the issuance, sale or delivery of the Series A Preferred Units is, nor will the issuance or delivery of the Conversion Units upon the conversion of the Series A Preferred Units be, subject to any preemptive right of members of the Company or to any right of first refusal or other right in favor of any individual, limited liability company, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof (each a “Person”) that have not been properly waived or complied with as of the date of each Closing.

3.6            Governmental Consents and Filings.

Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

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3.7            Liabilities.

Except as disclosed in Section 3.7 of the Schedule of Exceptions and the Rheumco Note, the Company does not have any liability (whether known or unknown and whether absolute or contingent) having, in the aggregate, a value equal to or in excess of $10,000, except for (a) fees, costs and expenses incurred in the organization and formation of the Company and its Subsidiaries, and the preparation and negotiation of, and entry into, the documents and transactions contemplated by this Agreement (including the Closing Delivery Documents), and (b) obligations under the Transaction Agreements, the Closing Delivery Documents and any other agreements, contracts and instruments that are disclosed anywhere in the Schedule of Exceptions.

3.8            Agreements; Action.

(a)            Except as disclosed in Section 3.8(a) of the Schedule of Exceptions, and except for (i) standard employee benefits generally made available to all employees, and (ii) standard manager and officer indemnification agreements approved by the Company’s Board of Managers, and (iii) the purchase of the Company’s Units and the issuance of options to purchase Common Units, in each instance, approved by the Company’s Board of Managers (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, employees, Affiliates or any Affiliate thereof. For purposes of this Agreement, an “Affiliate” is any Person who, directly or indirectly, controls, is controlled by or is under common control with any other Person.

(b)            Except as disclosed in Section 3.8(b) of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase, sale or non-exclusive license agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret, proprietary software or firmware or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf” or other standard products and related data in the ordinary course of business).

(c)            Except as disclosed in Section 3.8(c) of the Schedule of Exceptions, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Units, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses or in accordance with the Company’s employee reimbursement policy, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 3.8(c), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

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3.9            Title to Properties and Assets; Liens, Etc.

The Company has good title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than those resulting from taxes which have not yet become delinquent. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are, to the Knowledge of the Company, in good operating condition and repair (ordinary wear and tear excepted) and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company does not own any real property.

3.10            Intellectual Property.

The Company owns or possesses sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted (the “Company Intellectual Property”). To the Company’s Knowledge, such Company Intellectual Property, as currently used, does not violate or infringe the Intellectual Property rights of others. No product or service marketed or sold (or to the Company’s Knowledge, currently proposed to be marketed or sold) by the Company violates any license or infringes any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works and proprietary rights and processes (collectively, “Intellectual Property”) of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property other than pursuant to, or as contemplated in, the Closing Delivery Documents or as disclosed in Section 3.10 of the Schedule of Exceptions. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company (other than pursuant to its rights under the Closing Delivery Documents). Upon the consummation of the Closing, the only Intellectual Property owned or controlled by the Company will be the Intellectual Property licensed to the Company under the Navidea Licenses and under the Rheumco Licenses.

3.11            Compliance with Other Instruments.

The Company is not in violation or default of any term of its Certificate of Formation or Restated LLC Agreement, or, except as disclosed in Section 3.11 of the Schedule of Exceptions, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Transaction Agreements, and the authorization, sale, issuance and delivery of the Series A Preferred Units pursuant hereto and the issuance and delivery of the Conversion Units upon conversion of the Series A Preferred Units, will not result in any such violation, or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its properties.

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3.12            Litigation.

Except as disclosed in Section 3.12 of the Schedule of Exceptions, there is no (a) action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any officer or manager of the Company before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or, to the Company’s Knowledge, any officer or manager of the Company pending, or (c) to the Company’s Knowledge, governmental inquiry pending currently threatened against the Company or any officer or manager of the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit). The Company is not a party to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

3.13            Tax Matters.

(a)            The Company (i) has never been a member of an affiliated group or been included in a combined, consolidated or unitary tax return; (ii) is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to taxes; and (iii) is not required to make any adjustments under Section 481(a) of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of a change in accounting method which affects any taxable year ending after the date of the Closing, or has any application pending to effect such a change of accounting method.

(b)            The Company is not party to and does not have any obligation under any contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for accelerated inclusion of income, additional taxes, interest or other sanction incurred by such Person pursuant to Section 409A of the Code.

For purposes of this Section, “tax” or “taxes” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

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3.14            Employees.

(a)            As of the date hereof, the Company does not employ any employees and has never employed any employees. The Company’s current officers and management personnel are employed by third parties, and are providing their services to the Company under agreements disclosed on Section 3.8 of the Schedule of Exceptions. To the Company’s Knowledge, none of its officers or management personnel is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such person’s currently contemplated duties with the Company.

(b)            The Company is not delinquent in payments to any of its consultants, or independent contractors for any compensation for any service performed for it to the date hereof or material amounts required to be reimbursed to such consultants, or independent contractors.

(c)            Except as disclosed in Section 3.14 of the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

(d)            The Company has not made any representations regarding equity incentives to any officer, employee, manager or consultant that are inconsistent with the Unit amounts and terms set forth in the Company’s board minutes.

(e)            The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s Knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s Knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

3.15            ERISA.

The Company does not now, nor has it ever, maintained, established, sponsored, contributed to or participated in any employee benefit plan which is subject to the Employee Retirement Income Security Act of 1974, as amended. The Company has no current liability to any such employee benefit plan, and has complied in all material respects with all applicable laws for any such employee benefit plan.

3.16            Registration and Voting Rights; Restrictions on Transfer.

Except as required pursuant to the Restated LLC Agreement, the Company is presently not under any obligation, and no Person has any existing rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. Except as contemplated in the Voting Agreement and the Restated LLC Agreement, no member of the Company has entered into any agreement with respect to the voting of equity securities of the Company. Except as set forth in the Restated LLC Agreement, the Company is presently not under any obligation, and has not granted, any preemptive with respect to its equity securities.

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3.17            Compliance with Laws.

The Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Series A Preferred Units or the Conversion Units, except such as has been duly and validly obtained or filed, or with respect to any filings that may be made after the Closing. To the Company’s Knowledge, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as it is now being conducted. The Company is not in default in any material respect under any of such franchises, permits or licenses.

3.18            Environmental and Safety Laws.

The Company is and has been in compliance in all material respects with all Environmental Laws. To the Company’s Knowledge there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company. There have been no Hazardous Substances generated by the Company that have been disposed of in violation of any Environmental Laws. For purposes of this Agreement, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (x) releases or threatened release of Hazardous Substance; (y) pollution or protection of employee health or safety, public health or the environment; or (z) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.19            Offering Valid.

Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Series A Preferred Units pursuant hereto and the issuance and delivery of the Conversion Units upon conversion of the Series A Preferred Units will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Series A Preferred Units to any Person or Persons so as to bring the sale of such Series A Preferred Units by the Company within the registration provisions of the Securities Act or any state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. As used herein, a “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

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3.20            Books and Records

The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Restated LLC Agreement of the Company is in the form provided to the Purchasers.

3.21            Disclosure

Section 3 of this Agreement (as qualified by the Schedule of Exceptions) does not contain any untrue statement of a material fact or, to the Company’s knowledge, omit a material fact necessary to make each statement contained herein not misleading in the light of the circumstances in which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4.            REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of the date of the Closing, as set forth below.

4.1            Requisite Power and Authority.

The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Transaction Agreements and to carry out their provisions. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Transaction Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Transaction Agreements will be valid, legal and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2            Investment Representations.

The Purchaser understands that none of the Units have been registered under the Securities Act. The Purchaser also understands that the Series A Preferred Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement.

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4.3            Purchaser Bears Economic Risk.

The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Units are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering any Units. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Units under the circumstances, in the amounts or at the times that the Purchaser might propose or desire.

4.4            Acquisition for Own Account.

The Purchaser is acquiring the Series A Preferred Units and the Conversion Units for the Purchaser’s own account for investment only, and not with a view towards distribution, assignment or resale of the Units to others or to fractionalization of the Units in whole or in part.

4.5            Purchaser Can Protect Its Interest.

The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Transaction Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

4.6            Accredited Investor; No Bad Actor.

The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated under the Securities Act. Each Purchaser that is an entity formed for the specific purpose of purchasing the Series A Preferred Units under this Agreement represents and warrants that, to the best of such Purchaser’s knowledge (after due inquiry), each equity owner of such Purchaser is also an “accredited investor” within the meaning of Regulation D, as promulgated under the Securities Act. Each Purchaser represents that neither such Purchaser, nor any person or entity with whom such Purchaser shares beneficial ownership of Company securities, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

4.7            Company Information.

The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with management of the Company and has had the opportunity to review the Company’s operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The Purchaser has had access to business and financial information regarding the Company and its prospects. The Purchaser understands and acknowledges that the Company has encouraged the Purchaser to conduct his or her own due diligence regarding the merits and risks of this investment. The Purchaser has conducted such due diligence as he deemed appropriate, and is fully satisfied with the results of such due diligence. The Purchaser has received a copy of certain other materials relating to the Company as the Purchaser has requested, if any, (collectively, the “Documents”), and confirms that he or she has carefully read and understands these materials and has made such further investigation of the Company as was deemed appropriate to obtain additional information to verify the accuracy of such materials and to evaluate the merits and risks of this investment. The Purchaser is not relying upon any information provided to him or her by the Company or its agents, representatives, officers, directors or employees, including, without limitation, the Documents, and relying solely on the results of his or her own independent investigation, if any. Much of the information provided to the Purchaser has been in the nature of plans, beliefs, expectations, projections or other forward-looking statements (including, without limitation, regarding the Company and its potential business, operations and prospects, and regarding potential market opportunities). The Company and its potential business face many risks. These risks may cause the Company’s actual results to differ significantly from any expectations, plans or projections expressed or implied in its forward-looking statements. The Company cannot, and does not, guarantee future results, events, levels of activity, performance or achievements, or the accuracy of its projections.

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4.8            Rule 144.

The Purchaser acknowledges and agrees that in addition to any requirements under the state securities laws, the Series A Preferred Units, and, if issued, the Conversion Units, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 as promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of securities being sold during any three-month period not exceeding specified limitations. The Purchaser has been further advised that the Company has no present intention of satisfying the current public information requirements of Rule 144, and as a result the Purchaser will be able to rely on Rule 144 only under the limited circumstances described in paragraph (b)(1) of that rule, which requires, among other things, that the Purchaser not be an Affiliate of the Company at the time of sale and satisfy a one-year holding period requirement.

4.9            Residence.

If the Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of Purchaser set forth on the Schedule of Purchasers; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the Schedule of Purchasers.

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4.10            Foreign Purchasers.

If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series A Preferred Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series A Preferred Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Series A Preferred Units. The Purchaser’s subscription and payment for and continued beneficial ownership of the Series A Preferred Units will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.11            No General Solicitation.

To the knowledge of the Purchaser, the Series A Preferred Units have not been offered to the Purchaser by any form of general solicitation or general advertising, including, without limitation, (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (b) any seminar or meeting whose attendees (including the Purchaser) have been invited by any general solicitation or general advertising.

4.12            No Public Market; Transfer Restrictions.

The Purchaser understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units. The Purchaser acknowledges and agrees that the Units are subject to restrictions on transfer as set forth in the Restated LLC Agreements and the Transaction Agreements.

4.13            Legends.

The Purchaser understands and agrees that the certificates evidencing the Series A Preferred Units or the Conversion Units, or any other securities issued in respect of the Series A Preferred Units or the Conversion Units upon any equity split, equity dividend, recapitalization, merger, consolidation or similar event, shall bear any legends set forth in or required by the Restated LLC Agreement or the Transaction Agreements, any legend required by the securities laws of any state to the extent such laws are applicable to the Units represented by the certificate bearing such legend, and the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

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5.            MISCELLANEOUS

5.1            Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.2            Waiver of Jury Trial.

EACH PARTY HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.3            Survival.

The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and each Closing for a period of 18 months from the date of the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.4            Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Series A Preferred Units from time to time.

5.5            Entire Agreement.

This Agreement, the exhibits and schedules hereto, the Transaction Agreements, the Restated LLC Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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5.6            Severability.

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.7            Amendment and Waiver.

(a)            This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Series A Preferred Units then outstanding (treated as if converted and including any Conversion Units into which the Series A Preferred Units have been converted that have not been sold to the public).

(b)            Subject to Section 5.7(c) below, any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

(c)            The obligations of the Company and the rights of the holders of the Series A Preferred Units and the Conversion Units under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the Series A Preferred Units then outstanding (treated as if converted and including any Conversion Units into which the Series A Preferred Units have been converted that have not been sold to the public). Any such waiver effected in accordance with this Section 5.7(c) shall be binding on all parties hereto, even if they do not execute such consent.

5.8            Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Transaction Agreements or the Restated LLC Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the Transaction Agreements or under the Restated LLC Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement, the Transaction Agreements or the Restated LLC Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Transaction Agreements, the Restated LLC Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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5.9            Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 21 Waterway Avenue, Suite 225, The Woodlands, TX 77381, Attn: Chief Executive Officer, Fax: (520) 792-0093, with a copy (which shall not constitute notice) to Goldberg, Meanix, McCallin & Muth, 213 - 215 West Miner Street, West Chester, PA 19382, Attn: Martin P. Manco, Fax: 610-436-0628, and to the Purchasers at the address as set forth for each on the Schedule of Purchasers attached hereto, or at such other address as the Company or any Purchaser may designate by written notice to the other parties hereto.

5.10            Expenses; Attorneys’ Fees.

Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.11            Titles and Subtitles.

The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.12            Broker’s Fees.

Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except, in the case of the Company, as provided in Section 5.12 of the Schedule of Exceptions. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 5.12 being untrue.

5.13            Exculpation Among Purchasers.

Each Purchaser acknowledges that it is not relying upon any person, firm, limited liability company or corporation, other than the Company and its officers and managers, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, managers, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series A Preferred Units and the Conversion Units.

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5.14            Pronouns.

All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15            Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, PDF or TIF signatures.

5.16            No Commitment for Additional Financing.

The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Units as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

Signatures on the Following Page

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This Series A Preferred Unit Purchase Agreement is hereby executed as of the date first above written.

COMPANY:

R-NAV, LLC

By:	/s/ Gilbert Gonzales
Name:	Gilbert Gonzales
Title:	Chief Executive Officer

[SIGNATURE PAGE TO R-NAV, LLC

SERIES A PREFERRED UNIT PURCHASE AGREEMENT]

This Series A Preferred Unit Purchase Agreement is hereby executed as of the date first above written.

PURCHASER:

CVF, LLC

By:	/s/ Richard C. Goodman
Name:	Richard C. Goodman
Title:	Manager

[SIGNATURE PAGE TO R-NAV, LLC

SERIES A PREFERRED UNIT PURCHASE AGREEMENT]

This Series A Preferred Unit Purchase Agreement is hereby executed as of the date first above written.

PURCHASER:

INFINITY CAPITAL III, LLC

By:	McRay Money Management, LLC, its Manager

By:	/s/ Laurie A. McRay
Name:	Laurie A. McRay
Title:	Chief Executive Officer

[SIGNATURE PAGE TO R-NAV, LLC

SERIES A PREFERRED UNIT PURCHASE AGREEMENT]

This Series A Preferred Unit Purchase Agreement is hereby executed as of the date first above written.

PURCHASER:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Brent L. Larson
Name:	Brent L. Larson
Title:	Executive Vice President & CFO

[SIGNATURE PAGE TO R-NAV, LLC

SERIES A PREFERRED UNIT PURCHASE AGREEMENT]

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser	Notice Address	Purchase Price	Series A Preferred Units
CVF, LLC	222 N. La Salle Street, Suite 2000 Chicago, IL 60601 Attn: Richard C. Goodman, General Partner Fax: (312) 984-1489	$2,000,000 cash	2,000,000
Infinity Capital III, LLC	McRay Money Management, L.L.C. c/o Infinity Capital III, LLC 3333 Allen Parkway, Suite 606 Houston, TX 77019 Attn: Laurie McRay Fax: (713) 528-0288	$2,000,000 cash	2,000,000
Navidea Biopharmaceuticals, Inc.	5600 Blazer Parkway, Suite 200 Dublin, OH 43017 Attn: Chief Executive Officer Fax: (614) 793-7522	$333,333 cash Navidea Note* Navidea Services Agreement**	333.333 666,666 500,000
Total			5,500,000

*Delivery of the Navidea Note shall constitute payment for 666,666 of the Series A Preferred Units being purchased by Navidea, all subject to the terms of Section 2.2 of this Agreement. The parties agree that delivery of the Navidea Note will be deemed a “Capital Contribution” under the Restated LLC Agreement in the amount of $666.666.

** Delivery of the Navidea Services Agreement shall constitute payment for 500,000 of the Series A Preferred Units being purchased by Navidea, all subject to the terms of Section 2.2 of this Agreement. The parties agree that delivery of the Navidea Services Agreement will be deemed a “Capital Contribution” under the Restated LLC Agreement in the amount of $500,000.